Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Granum Series Trust, do hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Granum Series Trust for the year ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Granum Series Trust for the stated period.

/s/ Lewis Eisenberg	/s/ Walter Harrison, III

Lewis Eisenberg	Walter Harrison, III
Co-Chairman, Granum Series Trust	Co-Chairman, Granum Series Trust

/s/ Jonas Siegel Jonas Siegel
Treasurer, Granum Series Trust

Dated: 12/19/06
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Granum Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.